SPLIT DOLLAR INSURANCE AGREEMENT

         THIS AGREEMENT is effective this 3rd day of February, 1989, by and between PEOPLES BANK & TRUST COMPANY (the "Bank") and William E. McWhirter (the "Employee").

         WHEREAS,   the  Bank  highly   values  the  efforts,   abilities,   and
accomplishments of the Employee;

         WHEREAS, the Employee is a member of a select group of management and one of the highly compensated employees of the Bank; and

         WHEREAS, the Bank, as an inducement to the Employee's continued employment, wishes to assist the Employee with his personal life insurance needs;

         NOW, THEREFORE, the parties named above agree as follows:

         1. Life Insurance Policy. The Bank shall contemporaneously purchase a life insurance policy (the "Policy"), which is described in Exhibit A, attached hereto, and which is a whole life policy on the life of Employee.

         2. Payment of Premiums. On or before the due date of the premiums on the Policy, or within the grace period allowed by the Policy's issuer (the "Insurer"), the Bank shall pay the full premium amount due on the Policy. In addition, the Bank shall annually notify the Employee of any amounts that are required to be included in his income for federal income tax purposes due to the Bank's payment of the premiums on the Policy.

         3. Ownership of Policy. The Bank shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner of the Policy by the Insurer, except as otherwise provided herein.

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         4. Rights of the Employee in Policy. The Employee may select (or change any prior selection of) the settlement option of the Policy and may designate (or change any prior designation of) the beneficiaries entitled to receive that portion of the death benefits described in Paragraph 7(b) of this Agreement by specifying the same in a written notice to the Bank. Upon receipt of such notice, the Bank shall execute and deliver to the Insurer the forms necessary to elect (or change any prior election of) the requested settlement option and to designate (or change any prior designation of) the requested persons as beneficiaries to that portion of the death benefits described in Paragraph 7(b) of this Agreement.

         5. Policy Loans. The Bank shall have the limited right to obtain loans secured by the Policy. The amount of such loans, together with any unpaid interest thereon, shall at no time exceed the amount the Bank would be entitled to as determined under the provisions of Section 7(a) of this Agreement. The interest due on such loans shall be a debt of the Bank owed to the Insurer. The Employee shall not have any right to obtain loans secured by the Policy.

         6. Use of Dividends. Any dividends declared on the Policy shall be applied to purchase paid up additional insurance on Employee's life and the dividend provision of the Policy shall be so structured.

         7. Interests in Death Benefits. The death benefits payable under the terms of the Policy shall be payable to each party to this Agreement as follows:

                  (a) The Bank shall be entitled to the death benefits, if any, in excess of $600,000.

                  (b)      The Employee shall be entitled to the lesser of:

                           (i)      $600,000, or

                           (ii)     the total death benefits.

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         8.       Termination of Agreement.

                  (a) This Agreement shall terminate on the first to occur of the following: (i) Distribution of death benefits pursuant to Paragraph 7 of this Agreement.

                           (ii) Termination of Employee's employment with the Bank for reasons other than death.

                           (iii) A change in control of the Bank (as defined in Paragraph 13 of this Agreement) before the Employee's attainment of age sixty (60).

                  (b) In the event of the termination of this Agreement, the rights of the parties shall be as set forth in Paragraph 7 in the case of a termination under Paragraph 8(a)(i); as set forth in Paragraph 9 in the case of a termination under Paragraph 8(a)(ii); and as set forth in Paragraph 10 in the case of a termination under Paragraph 8(a)(iii).

         9. Rights of Parties if Employee Ceases Employment. In the case of a termination under Paragraph 8(a)(ii) of this Agreement, the Bank shall be the sole owner of the Policy and may dispose of the Policy at its discretion, and the Employee shall have no further interests in the Policy.

         10. Rights of Parties in Case of Change in Control of Bank. In the case of a termination under Paragraph 8(a)(iii) before the Employee's attainment at age sixty (60), the Employee shall be entitled during the sixty (60) calendar day period beginning on the date of the change in control of the Bank (as defined in Paragraph 13 of this Agreement) to purchase the Bank's interest in the Policy by paying to the Bank an amount equal to the greater of:

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                  (a)      the amount  which  would be payable to the Bank under
                           Paragraph 7(a) of this Agreement if the Employee had died at the time of termination; or

                  (b) the surrender value of the Policy at the time of the change in control. Upon receipt of the required amount, the Bank shall transfer all of its title and ownership interests in the Policy to the Employee.

         11. Annual Bonus. On or before the January 31 following each calendar year this Agreement remains in effect, the Bank shall pay to the Employee a bonus equal to the product of:

                  (a) the maximum marginal individual composite Federal, Indiana and Marion County income tax rate (taking into account the deductibility for Federal income tax purposes of state and local income taxes, if then allowable, and without regard to Section 1(g) of the Internal Revenue Code of 1986, as amended, in effect for the calendar year during which the amount described in Paragraph 11(b) below is required to be recognized as income by the Employee); and

                  (b) the amount required to be included in the Employee's gross income for Federal income tax purposes in such calendar year because of the Bank's payment of premiums on the Policy.

         12. Right of Employee to Assign Rights. Except for the right to the annual bonus under Paragraph 11 of this Agreement, which right is not assignable or otherwise transferable and notwithstanding any provision of this Agreement to the contrary, the Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title, and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the

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Bank of a written  assignment.  Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee, the Bank shall consent thereto in writing, and shall thereafter treat the Employee's assignee as the sole owner of all the Employee's right, title and interest in and to this Agreement and in and to the Policy (other than the bonus provided in Paragraph 11 of this Agreement).

         13. Change in Control. If any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) subsequent to the effective date of this Agreement becomes the beneficial owner, directly or indirectly, of securities of the Bank representing fifty-one percent (51%) or more of the combined voting power of the outstanding securities of the Bank, a change of control for purposes of Paragraph 8(a)(iii) shall have occurred.

         14. Named Fiduciary. The Bank is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives and provisions of this Agreement.

         The named fiduciary shall make all determinations concerning rights to benefits of the Employee under this Agreement. Any decision by the named fiduciary denying a claim by the Employee for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee. Such decision shall set forth the specific reasons for the denial. In addition, the named fiduciary shall afford a reasonable opportunity to the Employee for a full and fair review of the decision denying such claim.

         15. Liability of Insurer. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy's death benefits to the beneficiary or beneficiaries named in the

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Policy, subject to the terms and conditions of the Policy. In no event shall the
Insurer be considered a party to this Agreement, or to any modification or amendment hereof. No provision in this Agreement shall be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made parts of the Policy by the beneficiary designations executed by the Bank and filed with the Insurer in connection herewith.

         16. Notices. Any and all notices, elections, offers, acceptances and demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, offer, acceptance or demand and shall be delivered personally, or sent by registered or certified mail, to the other party, at the address set forth under each party's signature at the end of this Agreement, or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance or demand.

         17. No Waiver. The failure of any party to insist upon strict performance of any covenant or any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

         18. Integration. This Agreement constitutes the full and complete agreement of the parties.

         19. Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for references, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

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         20. Number and Gender.  Whenever required by the context,  the singular number shall include the plural, the plural number shall include the singular and the gender of any pronoun shall include all the genders.

         21. Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an agreement, binding upon the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

         22. Severability. In the event any provision, clause, sentence, phrase or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase or word in any other circumstances.

         23. Amendment of Agreement. This Agreement may not be amended, altered, or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         24. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Employee and his successors and assigns.

         25. Nonexclusivity of Remedies. No provision of this Agreement shall be construed as limiting any remedies provided to either party by governing law.

         26. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Indiana.

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         IN WITNESS WHEREOF; The parties hereto have executed this Agreement, as of the date first written above.


                                        PEOPLES BANK & TRUST COMPANY

                                        By:/s/ Gerald R. Francis
                                        --------------------------------------
                                        Its:President
                                        130 East Market Street
                                        Indianapolis, Indiana 46204


                                        /s/ William E. McWhirter
                                        ------------------------------------
                                        William E. McWhirter
                                        1515 E. 77th Street
                                        Indianapolis, IN 46220

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                                    EXHIBIT A
                              (Policy Description)